                                                                    Exhibit 3.21
------------------
       FILED
 In the office of
 the Secretary of
   State of the
 STATE OF NEVADA
                            ARTICLES OF INCORPORATION
   DEC 27, 1993                        OF
                        D.I. INVESTMENT MANAGEMENT, INC.
  Office of the
   Secretary of
      State
                                   ARTICLE ONE
By:
------------------
          The name of the corporation is D.I. Investment Management, Inc.

                                   ARTICLE TWO

          The name of the corporation's initial resident agent in the State of Nevada is Griffin Corporate Services, Inc. and the address of the initial resident agent is 1325 Airmotive Way, Suite 130, Reno, Nevada 89502.

                                  ARTICLE THREE

          The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the laws of the State of Nevada.

                                  ARTICLE FOUR

          The amount of the total authorized capital stock of the corporation is 1,000 shares of Common Stock, $1.00 par value.

                                  ARTICLE FIVE

          The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manners as shall be provided by the Bylaws of the corporation.

                                   ARTICLE SIX

          Stockholders of the corporation will be entitled to cumulative voting in the election of directors.

                                  ARTICLE SEVEN

          The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                                  ARTICLE EIGHT

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          The number of directors constituting the initial Board of Directors is
3, thereafter, the number of directors shall be fixed in the manner provided by the Bylaws of the corporation but such number shall be no less than one. The names and addresses of the initial Board of Directors are as follows:

         Name                                   Address
---------------------------            ------------------------

Leslie O. Paull                        2013-A Centimeter Circle
                                       Austin, TX 78758

W. Thompson Thorn, III                 Suite #2500
                                       101 E. Kennedy Blvd.
                                       Tampa, FL 33601

Janice C. George                       1325 Airmotive Way, #130
                                       Reno, NV 89502

                                  ARTICLE NINE

          The name and post office address of the incorporator of the corporation is:

         Name                                   Address
---------------------------            ------------------------

Janice C. George                       1325 Airmotive Way, Suite 130
                                       Reno, Nevada 89502

                                   ARTICLE TEN

          The corporation is to have perpetual existence.

                                 ARTICLE ELEVEN

          In furtherance and not in limitation of the powers conferred by statutes, the Board of Directors is expressly authorized to adopt, alter, or repeal the Bylaws of the corporation, except to the extent that such power may be modified or divested by action of stockholders representing a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote thereon take at any regular or special meeting of the stockholders.

                                 ARTICLE TWELVE

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

                                        2

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          I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation, pursuant to the Nevada REVISED Statutes, do make and file these Articles of Incorporation as of this 27th day of December, 1993.


                                                  By:   /s/  Janice C. George
                                                      --------------------------
                                                           Janice C. George


THE STATE OF NEVADA  )
                     )
COUNTY OF WASHOE     )

          On December 27, 1993, personally appeared before me, a notary public, Janice C. George personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.


                                                  By:     /s/  Mark R. Clark
                                                     ---------------------------
                                                       Notary Public in and for
                                                        the State of Nevada

                                          --------------------------------------
                                                       Mark R.Clark
    March 18, 1997                            Notary Public - State of Nevada
---------------------                      Appointment Recorded in Washoe County
My Commission Expires:                    My Appointment Expires Marches 18,1997
                                          --------------------------------------

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